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EXHIBIT 11

STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

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

                                                         THREE MONTHS ENDED            NINE MONTHS ENDED
                                                            SEPTEMBER 30                   SEPTEMBER 30
                                                  -------------------------------   --------------------------------

                                                    1995                1996            1995                1996
                                                  ----------        -------------   -----------        -------------
PRIMARY:
Weighted average shares outstanding                4,242,520           4,734,574      4,231,449           4,548,232
Common Stock Equivalents - based on the
 treasury stock method using average
 market price                                        261,816                   0        176,592             223,980
                                                  ----------        ------------    -----------        ------------
Totals                                             4,504,336           4,734,574      4,408,041           4,772,212
                                                  ----------        ------------    -----------        ------------
                                                  ----------        ------------    -----------        ------------

Net income (loss) available to common
  stockholders                                   $    15,471         $  (239,273)   $ 1,197,282         $ 1,562,422
                                                 -----------        ------------    -----------        ------------
                                                 -----------        ------------    -----------        ------------

PRIMARY PER SHARE AMOUNTS:
Income before extraordinary charge
 available to common stockholders                     $ 0.00            $   0.62         $ 0.27             $  0.99

Extraordinary charge                                    0.00               (0.67)          0.00               (0.66)
                                                      ------            --------         ------             -------

Net income (loss) available to
 common stockholders                                  $ 0.00            $  (0.05)        $ 0.27             $  0.33
                                                      ------            --------         ------             -------
                                                      ------            --------         ------             -------

FULLY DILUTED:
Weighted average shares outstanding                4,242,520           4,734,574      4,231,449           4,548,232
Common Stock Equivalents - based on the
 treasury stock method using the greater of
 the quarter-end market price or the
 average  market price                               286,515                   0        207,546             248,217
                                                    --------            --------      ---------           ---------

Totals                                             4,529,035           4,734,574      4,438,995           4,796,449
                                                 -----------        ------------    -----------        ------------
                                                 -----------        -------------   -----------        -------------

Net income (loss) available to
 common stockholders                             $    15,471         $  (239,273)   $ 1,197,282         $ 1,562,422
                                                 -----------         ------------   -----------         -----------
                                                 -----------         ------------   -----------         -----------

FULLY DILUTED PER SHARE AMOUNTS:
Income before extraordinary charge
 available to common stockholders                     $ 0.00            $   0.62         $ 0.27             $  0.99

Extraordinary charge                                    0.00               (0.67)          0.00               (0.66)
                                                      ------            --------        -------            --------
Net income (loss) available to
 common stockholders                                  $ 0.00            $  (0.05)        $ 0.27             $  0.33
                                                      ------            --------         ------             -------
                                                      ------            --------         ------             -------

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